EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 331-163226  on Form S-8 of DIRECTV of our report dated May 20, 2010 appearing in this Annual Report on Form 11-K of DIRECTV Thrift & Savings Plan for the year ended November 30, 2009.
/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
May 20, 2010